EXHIBIT (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

OF SHARES OF COMMON STOCK
OF
SUPERIOR CONSULTANT HOLDINGS CORPORATION

PURSUANT TO THE OFFER TO PURCHASE DATED JUNE 16, 2003

      This form or a facsimile hereof must be used to accept the Offer if:

(a) certificates for shares of common stock of Superior Consultant Holdings Corporation (“Superior”) cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of Superior’s Offer to Purchase dated June 16, 2003); or

(b) the procedure for book-entry transfer (set forth in Section 3 of the Offer to Purchase) cannot be completed on a timely basis; or

(c) the Letter of Transmittal (or a facsimile of it) and all other required documents cannot be delivered to the Depositary prior to the Expiration Date.

      This form, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

      The Offer, proration period, and withdrawal rights expire at 12:00 midnight, New York City time on Monday, July 14, 2003, unless the Offer is extended.

The Depositary is:

EQUISERVE TRUST COMPANY, N.A.
c/o EquiServe Limited Partnership
150 Royall Street
Canton, Massachusetts
Attn: Reorganization Department

By First Class Mail: EquiServe Trust Company, N.A. Attn: Corporate Actions P. O. Box 43034 Providence, RI 02940-3034	By Overnight Delivery or Express Mail: EquiServe Trust Company, N.A. Attn: Corporation Actions 161 Bay Street Road Braintree, MA 02184

By Hand Delivery: EquiServe Trust Company, N.A. c/o Securities Transfer and Reporting Services, Inc. 100 Williams Street, Galleria New York, NY 10038	By Facsimile Transmission: (For Eligible Institutions Only) (781) 575-4826 (781) 575-4827 For Confirmation Call: (781) 575-4816

      Delivery of this instrument to an address other than as set forth above or transmission of instructions via a facsimile number other than as set forth above does not constitute a valid delivery.

      This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

      The undersigned hereby tenders to Superior at the price per share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 16, 2003, and the related Letter of Transmittal (which, as the same may be amended or supplemented from time to time, together constitute the “Offer”), receipt of which are hereby acknowledged, the shares of Superior common stock described below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

Check Only One Box.

If more than one box is checked or if no box is checked

there is no valid tender of shares.

SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

☐	I want to maximize the chance of having Superior purchase all of the shares I am tendering (subject to the possibility of proration). Accordingly by checking this ONE BOX INSTEAD OF ONE OF THE PRICE SELECTION BOXES BELOW, I hereby tender my shares at the purchase price resulting from the Dutch Auction tender process. I acknowledge that this action will result in me receiving a price per share that could be as low as $2.85 or as high as $3.60.

OR

SHARES TENDERED AT PRICE SELECTED BY STOCKHOLDER

      By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, I hereby tender shares at the price checked. I acknowledge that this action could result in none of the shares being purchased if the purchase price is less than the price checked. (Stockholders who desire to tender portions of their shares at more than one price must complete a separate Notice of Guaranteed Delivery for each price at which a portion of their shares is to be tendered.)

☐ $2.85 ☐ $2.90 ☐ $2.95 ☐ $3.00	☐ $3.05 ☐ $3.10 ☐ $3.15 ☐ $3.20	☐ $3.25 ☐ $3.30 ☐ $3.35 ☐ $3.40	☐ $3.45 ☐ $3.50 ☐ $3.55 ☐ $3.60

CONDITIONAL TENDER

(See Instruction 9 of the Letter of Transmittal.)

A. Do you intend to make a conditional tender of your shares?

      If so, you MUST complete the following:

Minimum number of shares to be sold:

B. Are you tendering all of your shares?*

☐	Check here if you ARE tendering all of your shares.

☐	Check here if you are NOT tendering all of your shares.

* If neither box above is checked, you will be deemed to be tendering all of your shares.

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ODD LOTS

To be completed ONLY if the shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 shares of common stock. The undersigned either (check only one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares of common stock, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) thereof, shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares of common stock and is tendering all of those shares.

Odd lot shares cannot be conditionally tendered.

Please type or print

Number of Shares Tendered:

Certificate Nos. (if available and applicable):

Name(s):

Address(es):

Area Code(s) and Telephone Number(s):

SIGN HERE

X

X

Signature(s)

Dated:

 , 2003

      If shares will be tendered by book-entry transfer through The Depository Trust Company, fill in the applicable account number.

Account Number:

DO NOT SEND CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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GUARANTEE

(Not to be used for signature guarantee)

      The undersigned is a firm or other entity that is a member in good standing of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States and represents that: (a) the above-named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (b) such tender of shares complies with Rule 14e-4, and guarantees that the Depositary will receive (i) certificates for the shares tendered hereby in proper form for transfer, or (ii) confirmation that the shares tendered hereby have been delivered pursuant to the procedure for book-entry transfer (set forth in Section 3 of the Offer to Purchase) into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of it), or an Agent’s Message, and any other documents required by the Letter of Transmittal, all within three NYSE trading days after the date the Depositary receives this Notice of Guaranteed Delivery.

Authorized Signature:	Address:

Name:

(Please Print)	(Including Zip Code)

Title:

Area Code and Telephone Number

Name of Firm:	Date: , 2003

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